Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173811)of Simpson Manufacturing Co., Inc. of our report dated June 18, 2026, relating to the financial statements and supplemental schedules of the Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2025.

    /s/BDO USA, P.C.
    Denver, Colorado

June 18, 2026